Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Arrive AI Inc. of our report dated March 12, 2025, relating to the consolidated financial statements of Arrive AI Inc., included in the Annual Report on Form 10-K of Arrive AI Inc. for the year ended December 31, 2024, filed with the Securities and Exchange Commission on April 15, 2026.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assurance Dimensions

Coral Springs, Florida

June 1, 2026